Exhibit 10.31

FIRST AMENDMENT TO CHANGE OF CONTROL AGREEMENT

      THIS FIRST AMENDMENT (the "Amendment") amends the Change of Control Agreement (the "Agreement") entered into as of October 25, 2006, by and between Pennichuck Corporation (the "Corporation"), a New Hampshire corporation with principal offices at 25 Manchester St., Merrimack, New Hampshire and Stephen J. Densberger ("Employee"), of Nashua, New Hampshire.

In consideration of the mutual covenants herein contained, and other good and valuable consideration, the Corporation and Employee hereby amend the Agreement as follows:

1. Cash Payments. Article 4 of the Agreement is replaced in its entirety with the following provision:

"Upon the occurrence of both a Change of Control of the Corporation and a Termination Event, the Corporation shall pay to the Employee the Base Amount (less applicable withholdings) on a one-time lump sum basis; provided that, in consideration thereof, the Employee executes and delivers to the Corporation, in form and content acceptable to the Corporation, a release of all claims and causes of action that the Employee has or may ever have against the Corporation arising from his employment and under this Agreement."

2. Ratification. The Agreement, as amended hereby, is ratified and confirmed in all other respects and shall remain in full force and effect.

THIS FIRST AMENDMENT TO CHANGE OF CONTROL AGREEMENT is executed as of the 1st Day of February, 2007, by:

WITNESS		CORPORATION:
Pennichuck Corporation

/S/ Sharen Weston	By:	/S/ Duane C. Montopoli

Print Name:		Duane C. Montopoli
Sharen Weston		Its President and Chief Executive Officer

WITNESS		EMPLOYEE:

/S/ Sharen Weston		/S/ STEPHEN J. DENSBERGER

Print Name:		Print Name:
Sharen Weston		Stephen J. Densberger

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